Exhibit 99.1

MAIA Biotechnology Reports Overall Survival Exceeding Two Years for Eight Patients in Ongoing Phase 2 Clinical Trial in Non-Small Cell Lung Cancer

Potential breakthrough therapeutic targets $50B+ global immunotherapy market1

CHICAGO – March 31, 2026 – MAIA Biotechnology, Inc. (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company focused on developing targeted immunotherapies for cancer, today announced highlights from a poster presented on March 27, 2026, at the European Lung Cancer Congress 2026 (ELCC), a premier thoracic oncology forum held March 25-28, 2026, in Copenhagen, Denmark.

MAIA reports overall survival (OS) beyond two years for eight patients treated with ateganosine sequenced with cemiplimab in Parts A and B of its ongoing Phase 2 THIO-101 clinical trial in non-small cell lung cancer (NSCLC). The patients did not receive subsequent lines of therapy.

The eight patients featured in the poster include:

●	1 patient in third-line (3L) therapy with survival of 33 months. Expected survival in this heavily pre-treated population is 5.8 months.[2]
●	4 patients in 2L therapy with survival over 30 months. Documented OS for standard of care treatment (chemotherapy or checkpoint inhibitors alone) in second-line (2L) therapy is 10.5 months.[3]
●	All patients have failed previous treatment (prior to THIO-101) with a checkpoint inhibitor (CPI) alone.
●	All patients completed 29-34 cycles of therapy, except for 1 patient who completed 2 cycles of therapy with survival follow-up of 725 off therapy.
●	5 of the 8 patients have survival follow-up ongoing.

“It’s very encouraging to see such outstanding survival from these patients extending beyond our 24-month trial protocol and without any subsequent treatment. OS surpassing two-years bodes well as we continue to monitor patients in our ongoing Phase 3 pivotal trial and in THIO-101 Part C,” said Vlad Vitoc, M.D., Founder and Chief Executive Officer of MAIA. “These results illuminate ateganosine’s valuable role in targeting telomeres to eliminate NSCLC tumor cells and support this treatment—ateganosine sequenced by a CPI—as a potential breakthrough therapeutic option for NSCLC.”

1 Immune Checkpoint Inhibitors Market Analysis by Mordor Intelligence, July 2025

2 Girard N, et al. J Thorac Onc 2009;12:1544-1549

3 https://clinicaltrials.gov/study/NCT01168973?tab=results

THIO-101 treated 79 patients in Parts A and B of the trial. The Part C expansion is currently enrolling up to 48 participants in Asia and Europe. Treatment with ateganosine followed by cemiplimab (Libtayo®) has shown an acceptable safety profile to date in a heavily pre-treated population.

MAIA’s ELCC poster is available on MAIA’s website at maiabiotech.com/publications.

About Ateganosine

Ateganosine (THIO, 6-thio-dG or 6-thio-2’-deoxyguanosine) is a first-in-class investigational telomere-targeting agent currently in clinical development to evaluate its activity in non-small cell lung cancer (NSCLC). Telomeres, along with the enzyme telomerase, play a fundamental role in the survival of cancer cells and their resistance to current therapies. The modified nucleotide 6-thio-2’-deoxyguanosine induces telomerase-dependent telomeric DNA modification, DNA damage responses, and selective cancer cell death. Ateganosine-damaged telomeric fragments accumulate in cytosolic micronuclei and activates both innate (cGAS/STING) and adaptive (T-cell) immune responses. The sequential treatment of ateganosine followed by PD-(L)1 inhibitors resulted in profound and persistent tumor regression in advanced, in vivo cancer models by induction of cancer type–specific immune memory. Ateganosine is presently developed as a second or later line of treatment for NSCLC for patients that have progressed beyond the standard-of-care regimen of existing checkpoint inhibitors.

About THIO-101 Phase 2 Clinical Trial

THIO-101 is a multicenter, open-label, dose finding Phase 2 clinical trial. It is the first trial designed to evaluate ateganosine’s anti-tumor activity when followed by PD-(L)1 inhibition. The trial is testing the hypothesis that low doses of ateganosine administered prior to cemiplimab (Libtayo®) will enhance and prolong immune response in patients with advanced NSCLC who previously did not respond or developed resistance and progressed after first-line treatment regimen containing another checkpoint inhibitor. The trial design has two primary objectives: (1) to evaluate the safety and tolerability of ateganosine administered as an anticancer compound and a priming immune activator (2) to assess the clinical efficacy of ateganosine using Overall Response Rate (ORR) as the primary clinical endpoint. The expansion of the study will assess overall response rates (ORR) in advanced NSCLC patients receiving third line (3L) therapy who were resistant to previous checkpoint inhibitor treatments (CPI) and chemotherapy. Treatment with ateganosine followed by cemiplimab (Libtayo®) has shown an acceptable safety profile to date in a heavily pre-treated population. For more information on this Phase II trial, please visit ClinicalTrials.gov using the identifier NCT05208944.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

Forward Looking Statements

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